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                                                            Exhibit  3

                           Citizens Financial Corp.

                             Elkins, West Virginia

     Organized under the General Corporation Law of the State of Delaware

                                    BYLAWS

                                   ARTICLE I

                           Meetings of Stockholders
                           ------------------------

     Section 1.1 - Annual Meetings.  The regular meeting of the stockholders for
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the election of directors and the transaction of other business shall be held at the main office of the Citizens National Bank of Elkins at 211-213 Third Street, Elkins, West Virginia, or such other place as the Board of Directors may designate, at 11:00 a.m. on the third Saturday of April of each year, or at such other time as may be fixed by the Board of Directors and pursuant to the provisions of law. If, for any cause an election of directors is not made on the first day of the annual meeting, the Board of Directors shall order the election to be held on some subsequent date, as soon thereafter as practicable, according to the provisions of the law. Notice of the annual meeting shall be mailed not less than twenty (20) nor more than sixty (60) days prior to the date thereof to each stockholder at his or her address appearing on the books of the corporation.

     Section 1.2 - Special meetings.  Except as otherwise specifically provided
     -------------------------------
by statute, special meetings of stockholders may be called for any purpose at any time on the call of three (3) or more directors or by any three (3) or more stockholders holding in the aggregate not less than ten percent (10%) of the stock in the corporation. Every such Special Meeting, unless otherwise provided by law, shall be called by mailing postage prepaid, not less than ten (10) or more than sixty (60) days prior to the date fixed for such meeting, to each stockholder at his or her address appearing on the books of the corporation, a notice stating the purpose of the meeting with such mailing to be conducted by and paid for by the corporation.

     Section 1.3 - Nominations for Director.  Nominations for election to the
     ---------------------------------------
Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations other than those made by, or on behalf of, the existing management of the corporation shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than twenty-one (21) days notice of the meeting is given to the stockholders, such nomination shall be mailed or

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delivered to the President of the corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the total number of shares of capital stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying stockholder; and (e) the number of shares of capital stock owned by the notifying stockholder. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chairman of the meeting, and upon his or her instructions, the election judges shall disregard all votes cast for such nominee.

     Section 1.4 - Judges of Election.  Every election of directors shall be
     ---------------------------------
managed by three (3) judges who shall be appointed from among the stockholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve and shall certify the result thereof with the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote taken at such meeting and shall certify the results thereof.

     Section 1.5 - Proxies.  Stockholders may vote at any meeting of the
     ----------------------
stockholders by proxies duly authorized in writing. Proxies shall be valid for one (1) meeting, to be specified therein, and any adjournment of such meeting. Proxies shall be dated and filed with the records of the meeting.

     Section 1.6 - Quorum.  A majority of the outstanding capital stock
     ---------------------
represented in person or by proxy shall constitute a quorum at any meeting of stockholders unless otherwise provided by law. But if there be no quorum , those present in person or by proxy may adjourn the meeting, from time to time, and upon achievement of a quorum the previously adjourned meeting may be held without further notice. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting unless otherwise provided by law or by the Certificate of Incorporation.

                                  Article II

                                   Directors
                                   ---------

     Section 2.1 - Board of Directors.  The Board of Directors shall have the
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power to manage and administer the business and affairs of the corporation.
Except as expressly limited by law, all corporate powers of the corporation shall be vested in, and may be exercised by, said Board of Directors.

     Section 2.2 - Chairman of the Board.  The Chairman of the Board shall
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preside at all meetings of the shareholders, the Board of Directors, and the
Executive Committee except in his/her absence the Board of  Directors  shall
appoint  an  acting  chairperson  to  preside.   The  Chairman of the Board
shall

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participate in all matters concerning future planning of the corporation and shall have the authority to call meetings of the Board of Directors or Executive Committee which excludes the attendance of any officer members.

     Section 2.3 - Number; Classes of Directors.  The Board of Directors shall
     -------------------------------------------
consist of not less than five (5) nor more than twenty-five (25) stockholders, the exact number to be fixed and determined from time to time by resolution of a majority of the stockholders at any annual or special meeting thereof. The directors shall be divided into three classes, as nearly equal in number as possible, to be designated as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. The term of office of the initial directors of Class 1 shall expire at the first annual meeting of stockholders following their election, and their successors shall be elected for three-year terms. The term of office of the initial directors of Class 2 shall expire at the second annual meeting of stockholders following their election, and their successors shall be elected to three-year terms. The term of office of the initial directors of Class 3 shall expire on the third annual meeting of the stockholders following their election, and their successors shall be elected to three-year terms. Thereafter, all directors shall be elected to three-year terms. Each director shall serve until his or her successor shall have been elected and shall qualify or until his or her earlier resignation or removal.

     Section 2.4 - Organization Meeting.  The Secretary to the Board of
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Directors, upon receiving the certificate of the judges of election, shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board of Directors and electing and appointing officers of the corporation for the succeeding year. Such meeting shall be appointed to be held immediately following the stockholders' meeting or as soon thereafter as is practicable, and, in any event, within thirty (30) days thereof.

     Section 2.5 - Regular Meetings.  The regular meetings of the Board of
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Directors shall be held, without notice, on the second Wednesday in March, June,
September and December at 4:00 p.m. at the main office of the corporation, or at such other convenient time and place as may be established by the Chairman from time to time. When any regular meeting of the Board of Directors falls upon a holiday the meeting shall be held on the next business day, unless the President shall designate some other day.

     Section 2.6 - Special Meetings.  Special meetings of the Board of Directors
     ------------------------------
may be called by the Chairman or at the request of three (3) or more directors. Each member of the Board of Directors shall be given written, oral, or electronic, including but not limited to fax and e-mail, notice of the date, time, place and purpose of each such special meeting.

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     Section 2.7 - Quorum.  A majority of the Board of Directors shall
     --------------------
constitute a quorum at any meeting except when otherwise provided by law. But if there be no quorum, those present may adjourn the meeting, from time to time, and upon achievement of a quorum, the previously adjourned meeting may be held as adjourned without further notice.

     Section 2.8 - Vacancies.  When any vacancy occurs among the directors, the
     -----------------------
remaining members of the Board of Directors, acting as a quorum and in accordance with law, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors or at a special meeting called for that purpose such appointment requiring a majority of said quorum.

     Section 2.9 - Directors Emeritus.  A retired director upon invitation of
     --------------------------------
the Board of Directors may be appointed Director Emeritus and when attending shall be paid the same salary per meeting as the regular board members. Directors Emeritus shall be authorized to enter into discussion of business pertaining to the corporation during board meetings and shall have all the privileges of the regular directors except voting privileges.


                                  ARTICLE III

                            Committees of the Board
                            -----------------------

     Section 3.1 - Executive Committee.  There shall be a standing committee of
     ---------------------------------
the Board of Directors known as the Executive Committee which shall be appointed annually by the Chairman and approved by the Board of Directors. Each member shall serve until a successor is appointed, and the committee shall consist of not less than three (3) directors nor more than five (5). The Executive Committee shall serve in an advisory capacity to the Chairman and the Board in all matters concerning future planning for the corporation and in all other matters coming under the authority of the office of the Chairman and the Board of Directors. The Executive Committee shall also perform other functions as are assigned from time to time by the Chairman or the Board of Directors.

     Section 3.2 - Other Committees.  The Chairman may appoint, from time to
     ------------------------------
time, other committees, approved by the Board of Directors, for such purposes and with such powers as the Board of Directors may determine. Unless otherwise specified by the Board of Directors or these Bylaws, three (3) committee members will constitute a quorum of any board-approved committee.

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                                  ARTICLE IV

                            Officers and Employees
                             ----------------------

     Section 4.1 - President and Chief Executive Officer.  The President and
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Chief Executive Officer shall  be charged  with  the general care and management of all property  and  business of the  corporation

and all of its departments, and shall have full authority over all officers and employees, subject to the provisions of these Bylaws and to the control of the Board of Directors. The President and Chief Executive Officer shall have power to sign, execute and deliver on behalf of the corporation all documents and instruments necessary to be signed, executed and delivered in carrying on the business of the corporation, and such other documents and instruments as the Board of Directors may direct from time to time. The President and Chief Executive Officer shall also have, and may exercise, such further powers and duties as, from time to time, may be assigned by the Board of Directors.

     Section 4.2-Vice President.     The Board of Directors shall appoint one
     --------------------------
(1) or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One of the Vice Presidents (if there be more than one) shall be designated by the Board of Directors in the absence of the President and Chief Executive Officer to perform all of the duties of the President and Chief Executive Officer.

     Section 4.3 - Secretary.  The Board of Directors shall appoint a Secretary
     --------------------------
who shall be the secretary of the Board and who shall be responsible for keeping accurate minutes of all meetings. The Secretary shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

     Section 4.4 - Vice President / Treasurer.      The Vice President/Treasurer
     ----------------------------------------
shall act under the supervision of the President or such other officer as the President may designate. The Vice President/Treasurer shall have custody of the corporation' s funds and perform such other duties as may be prescribed by the Board of Directors, President or such other supervising officer as the President may designate.

     Section 4.5 -Other Officers.     The Board of Directors may appoint one or
     ---------------------------
more assistant vice presidents, one or more assistant secretaries, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transaction the business of the corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the Board of Directors or the President.

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     Section 4.6 - Tenure of Office.     All officers shall serve at the will
     ------------------------------
and pleasure of the Board of Directors unless a contract for their service has been approved by the Board of Directors. Any vacancy occurring in any office shall be filled by the Board of Directors.


                                   ARTICLE V

     Section 5.1 - Transfers.     Shares of stock shall be transferable on the
     -----------------------
books of the corporation, which may, at the direction of the Board of Directors, be maintained by a professional stock registar and transfer agent, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a stockholder by such transfers shall, in proportion to his\her shares, succeed to all rights and liabilities of the prior holder of such shares.

     Section 5.2 -  Declaration of Cash Dividends.     Declaration of cash
     --------------------------------------------
dividends shall be determined quarterly by the Board of Directors. The Board of Directors shall then establish the record date and payment date. Shareholders of record on the established record date will be entitled to receive such dividends if any.

     Section 5.3 - Stock Certificates.  Certificates of stock, signed by the
     ---------------------------------
President or any duly designated Vice President and by the Secretary or Assistant Secretary, shall be issued to stockholders, and the certificate shall state upon the face thereof that the stock is transferable only upon the books of the corporation, and when the stock is transferred, the certificates thereof shall be returned to the corporation or stock registrar/transfer agent and shall be canceled and preserved and new certificates shall be issued.


                                  Article VI

                                Indemnification
                                ---------------

     Section 6.1- Right to Indemnification.  The corporation shall indemnify and
     --------------------------------------
hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses

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(including attorneys' fees) reasonably incurred by such person.  The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     Section 6.2 - Prepayment of Expenses.  The corporation may, in its
     -------------------------------------
discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

     Section 6.3. - Claims.  If a claim for indemnification or payments of
     ----------------------
expenses under this Article VI is not paid in full within sixty days after a written claim therefore has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Section 6.4 - Non-Exclusivity of Rights.  The rights conferred on any
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person by this Article VI shall be not exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.5 - Other Indemnification.  The corporation's obligation, if any,
     ------------------------------------
to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

     Section 6.6 - Amendment or Repeal.  Any repeal or modification of the
     ---------------------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  Article VII

                                Corporate Seal
                                --------------

     The Secretary or an Assistant Secretary shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall be in the following form:

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                                 Article VIII

                           Miscellaneous Provisions
                           ------------------------

     Section 8.1 - Fiscal Year.  The fiscal year of the corporation shall be the
     --------------------------
calendar year.

     Section 8.2 - Execution of Instruments.  All agreements, indentures,
     ---------------------------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in or on behalf of the corporation by the President or any duly authorized Vice President, as the Secretary or an Assistant Secretary shall attest. Any such instrument may also be executed, acknowledged, verified, delivered, or accepted
in or on behalf   of the corporation in such other manner and by such other
officer as the Board of Directors may from time to time direct. The provisions of this section are supplementary to any other provisions of these Bylaws.

     Section 8.3 - Records.  The Certificate of Incorporation, the Bylaws and
     ---------------------
the proceedings of all minutes of the stockholders and the Board of Directors, when signed by the chairman and secretary of the meeting, shall be recorded in the minute book provided for that purpose.


                                  Article IX

                                    Bylaws
                                    ------

     Section 9.1 - Inspection.  A copy of the Bylaws with all of the Amendments
     --------------------------
thereto shall at all times be kept in a convenient place at the main office of the corporation and shall be open for inspection to all stockholders during business hours.

     Section 9.2 - Amendments.  The Bylaws may be amended, altered or repealed
     -------------------------
at any meeting of the Board of Directors by a vote of the majority of the whole number of directors, providing the whole Board of Directors has been notified in writing seven (7) days prior to the meeting of the proposed changes and such changes are approved by the Commission of Banking of the State of West Virginia.

          Amended and Restated by the Board of Directors in accordance with
Section 9.2 on September 9, 1998.

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